UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
MYLAN INC.
(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA	25-1211621
(State of Incorporation or Organization)	(IRS Employer Identification Number)

1500 Corporate Drive

Canonsburg, Pennsylvania	15317
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

% Mandatory Convertible Preferred Stock,	New York Stock Exchange
par value $0.50 per share
Securities Act registration statement file number to which this Form relates: 333-140778

Securities to be registered pursuant to Section 12(g) of the Exchange Act:	None

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered.
     This registration statement on Form 8-A relates to the      % Mandatory Convertible Preferred Stock, par value $0.50 per share (the “Mandatory Convertible Preferred Stock”), of Mylan Inc. (the “Company”). A description of the Mandatory Convertible Preferred Stock is set forth in the Preliminary Prospectus Supplement filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 on November 1, 2007. Such Preliminary Prospectus Supplement supplements the Prospectus contained in the Company’s Registration Statement on Form S-3 (File No. 333-140778), which became effective upon filing with the Commission on February 20, 2007. The descriptions of preferred stock in such Preliminary Prospectus Supplement and Prospectus shall be deemed to be incorporated by reference herein for all purposes. Any prospectus supplement or prospectus or any amendment to the Registration Statement that includes a description of the Mandatory Convertible Preferred Stock and that is subsequently filed by the Company is hereinafter incorporated by reference herein.
Item 2: Exhibits
     A list of exhibits filed herewith is contained in the Exhibit Index following the signature page hereto and is incorporated by reference herein.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MYLAN INC. (REGISTRANT)
By:	/s/ Edward J. Borkowski
	Name:	Edward J. Borkowksi
	Title:	Executive Vice President and Chief Financial Officer

Date: November 12, 2007

EXHIBIT INDEX
1.	Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended June 30, 2003 and incorporated by reference herein.

2.	Amendment to Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on October 3, 2007 and incorporated by reference herein.

3.	Second Amended and Restated Bylaws of the Company, as amended to date, filed as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on October 3, 2007 and incorporated by reference herein.

4.	Form of Amendment to the Amended and Restated Articles of Incorporation of the Company to Establish a Series of Preferred Stock.

5.	Form of share certificate evidencing the % Mandatory Convertible Preferred Stock (included in Exhibit 4).